EXHIBIT 99.1

PULSE BIOSCIENCES, INC. ANNOUNCES PRELIMINARY RESULTS FOR ITS OVERSUBCRIBED RIGHTS OFFERING

HAYWARD, Calif., June 8, 2020 – Pulse Biosciences, Inc. (Nasdaq: PLSE) (the “Company” or “Pulse Biosciences”), a novel bioelectric medicine company, today announced preliminary results of its rights offering, which expired at 5:00 p.m. Eastern Time on June 8, 2020 (the “Expiration Date”).

In accordance with the pricing structure described in the prospectus relating to the rights offering, the final subscription price for the units offered (the “Units”) is $7.01 per Unit, which is the initial price established at commencement of the rights offering. Each Unit consisted of one share of the Company’s common stock, par value $0.001 per share, and 0.15 warrants to purchase shares of common stock. Each warrant will be exercisable for one share of the Company’s common stock at an exercise price that shall be equal to $7.01, the subscription price for the Units. Warrants are exercisable immediately and expire on the fifth anniversary of the completion of this rights offering.

Based on a preliminary tabulation by Broadridge Corporate Issuer Solutions, Inc. (the “Subscription Agent”), as of the Expiration Date, the Company received basic subscriptions and over-subscriptions exceeding the maximum number of up to 4,279,600 Units offered in the rights offering. Available Units will be allocated proportionately among rights holders who exercised their over-subscription right based on the number of Units each rights holder subscribed for under their basic subscription rights, in accordance with the procedures described in the prospectus relating to the rights offering. The common stock and warrants comprising the Units will separate upon the closing of the rights offering and will be issued individually. The Company expects the Subscription Agent to distribute such shares and warrants, as well as the sale proceeds, on or about June 11, 2020.

The Company will receive aggregate gross proceeds from the rights offering of $30 million, excluding proceeds of up to $4.5 million from the exercise of warrants issued in the rights offering (if any such exercises occur).  The results of the rights offering are preliminary and subject to change pending finalization of subscription procedures by the Subscription Agent.

A registration statement, as amended, relating to the Units was previously filed with the Securities and Exchange Commission (the “SEC”) and declared effective on May 8, 2020. A prospectus relating to the offering was filed with the SEC on May 14, 2020 and is available on the SEC’s website. Subscription rights that were not exercised by 5:00 p.m. Eastern Time on June 8, 2020 have expired.

About Pulse Biosciences

Pulse Biosciences is a novel bioelectric medicine company committed to health innovation that has the potential to improve and extend the lives of patients. If cleared, the CellFX® System will be the first commercial product to harness the distinctive advantages of the Company’s proprietary Nano-Pulse Stimulation™ (NPS™) technology to treat a variety of applications for which an optimal solution remains unfulfilled. Nano-Pulse Stimulation technology delivers nano-second pulses of electrical energy to non-thermally clear cells while sparing adjacent non-cellular tissue. Subject to regulatory approval, the initial commercial use of the CellFX System is expected to address a broad range of dermatologic conditions that share high demand among patients and practitioners for improved and durable aesthetic outcomes. Designed as a multi-application platform, the CellFX System is intended to offer customer value with a utilization-based revenue model across an expanding spectrum of clinical applications. To learn more, please visit www.pulsebiosciences.com.

Pulse Biosciences, CellFX, Nano-Pulse Stimulation, NPS and the stylized logos are among the trademarks and/or registered trademarks of Pulse Biosciences, Inc. in the United States and other countries.

Caution: Pulse Biosciences’ CellFX System and Nano-Pulse Stimulation technology are for investigational use only.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. These statements include, among other things, statements relating to Nano-Pulse Stimulation technology including the effectiveness of such technology, the CellFX System including the benefits of the CellFX System and commercialization of the CellFX System, Pulse Biosciences’ market opportunity, Pulse Biosciences’ expectations, whether stated or implied, regarding the results of its rights offering including its expectations regarding the distribution of the shares and warrants, the sales proceeds, financing plans, use of proceeds received in the rights offering, anticipated cash use and other future events. These statements are not historical facts but rather are based on Pulse Biosciences’ current expectations, estimates, and projections regarding Pulse Biosciences’ business, operations and other similar or related factors. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” and other similar or related expressions are used to identify these forward-looking statements, although not all forward-looking statements contain these words. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties, and assumptions that are difficult or impossible to predict and, in some cases, beyond Pulse Biosciences’ control. Additionally, you should not consider past results to be an indication of our future performance. Additional risks and uncertainties relating to the proposed offering, Pulse Biosciences and its business can be found under the heading “Risk Factors” in Pulse Biosciences’ most recent periodic, quarterly and annual reports filed with the SEC and in the accompanying prospectus relating to the offering to be filed with the SEC. Pulse Biosciences undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances in the future, even if new information becomes available.

Investors:
Pulse Biosciences
Sandra Gardiner, EVP and CFO
510.241.1077
IR@pulsebiosciences.com
or
Gilmartin Group
Philip Trip Taylor
415.937.5406
philip@gilmartinir.com

Rights Offering Information, Subscription and Warrant Agent:
Broadridge Corporate Issuer Solutions, Inc.
Attn: BCIS Re-Organization Dept.
P.O. Box 1317
Brentwood, NY 11717-0718
888.789.8409
shareholder@broadridge.com

Media:
Tosk Communications
Nadine D. Tosk
504.453.8344
nadinepr@gmail.com or
press@pulsebiosciences.com